Exhibit 4.4
THIRD SUPPLEMENTAL INDENTURE
     This SUPPLEMENTAL INDENTURE (the “Third Supplemental Indenture”), dated as of November 1, 2010, among GearCo. Inc., GFSI Holdings, Inc., GFSI, Inc., CC Products, Inc. and Event 1, Inc. (each, a “Guaranteeing Subsidiary,” and together the “Guaranteeing Subsidiaries”), each a subsidiary of Hanesbrands Inc. (or its permitted successor), a Maryland corporation (the “Company”), the Company, the other Subsidiary Guarantors (as defined in the Indenture referred to herein) and Branch Banking and Trust Company, as trustee under the Indenture referred to below (the “Trustee”).
WITNESSETH
     WHEREAS, the Company has heretofore executed and delivered to the Trustee the indenture, dated as of August 1, 2008 (the “Base Indenture”), among the Company, the Subsidiary Guarantors party thereto and the Trustee, as amended and supplemented by the First Supplemental Indenture, dated as of December 10, 2009 (the “First Supplemental Indenture”), among the Company, the Subsidiary Guarantors and the Trustee (Base Indenture, as amended and supplemented by the First Supplemental Indenture is referred to herein as the “Indenture”) providing for the issuance of the Company’s 8.000% Senior Notes due 2016 (the “Notes”);
     WHEREAS, EPLD Temporary Corp. became a Subsidiary Guarantor by execution of the Second Supplemental Indenture dated August 13, 2010;
     WHEREAS, pursuant to that certain Agreement and Plan of Merger dated as of August 9, 2010, by and among the Company, EPLD Temporary Corp., GearCo, Inc., GFSI Holdings, Inc., GFSI, Inc. and the other parties signatory thereto, on November 1, 2010, EPLD Temporary Corp. merged with and into GearCo, Inc., the separate corporate existence of EPLD Temporary Corp. ceased and GearCo, Inc. continued as the surviving corporation in such merger;
     WHEREAS, the Indenture provides that under certain circumstances each Guaranteeing Subsidiary shall execute and deliver to the Trustee a supplemental indenture pursuant to which such Guaranteeing Subsidiary shall unconditionally guarantee all of the Company’s Obligations under the Notes and the Indenture on the terms and conditions set forth herein (the “Note Guarantee”); and
     WHEREAS, pursuant to Section 9.01 of the First Supplemental Indenture, the Trustee is authorized to execute and deliver this Third Supplemental Indenture.
     NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, each Guaranteeing Subsidiary and the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders of the Notes as follows:
1.      Capitalized Terms. Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.
2.      Agreement To Guarantee. Each Guaranteeing Subsidiary hereby agrees to provide an unconditional Guarantee on the terms and subject to the conditions set forth in the Note

Guarantee and in the Indenture including but not limited to Article 11 of the First Supplemental Indenture.
3.      No Recourse Against Others. No director, officer, employee, incorporator or stockholder of the Company or any Guarantor, as such, will have any liability for any obligations of the Company or the Guarantors under the Notes, the Indenture, the Note Guarantees or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes. The waiver may not be effective to waive liabilities under the federal securities laws.
4.      GOVERNING LAW. THIS THIRD SUPPLEMENTAL INDENTURE AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HERETO AND THERETO, INCLUDING THE INTERPRETATION, CONSTRUCTION, VALIDITY AND ENFORCEABILITY THEREOF, SHALL BE GOVERNED BY AND SHALL BE CONSTRUED, INTERPRETED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK (INCLUDING SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW).
5.      Counterparts. The parties may sign any number of copies of this Third Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.
6.      Effect Of Headings. The Section headings herein are for convenience only and shall not affect the construction hereof.
7.      The Trustee. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Third Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made solely by the Guaranteeing Subsidiaries and the Company.

2

     IN WITNESS WHEREOF, the parties hereto have caused this Third Supplemental Indenture to be duly executed and attested, all as of the date first above written.

GEARCO, INC.

By:	/s/ Richard D. Moss

Name: Richard D. Moss Title: Vice President — Treasurer

On behalf of each of the Guaranteeing Subsidiaries below:

GFSI HOLDINGS, INC. GFSI, INC. CC PRODUCTS, INC. EVENT 1, INC.

By:	/s/ Richard D. Moss

Name: Richard D. Moss Title: Treasurer

HANESBRANDS INC.

By:	/s/ Richard D. Moss

Name: Richard D. Moss Title: Senior Vice President and Treasurer

On behalf of each of the Guarantors listed below:

BA INTERNATIONAL, L.L.C.
CARIBESOCK, INC.
CARIBETEX, INC.
CASA INTERNATIONAL, LLC
CEIBENA DEL, INC.
HANES MENSWEAR, LLC
HANES PUERTO RICO, INC.
HANESBRANDS DIRECT, LLC
HANESBRANDS DISTRIBUTION, INC.
HBI BRANDED APPAREL ENTERPRISES, LLC
HBI BRANDED APPAREL LIMITED, INC.
HBI INTERNATIONAL, LLC
HBI SOURCING, LLC
INNER SELF LLC
JASPER-COSTA RICA, L.L.C.
[Supplemental Indenture Signature Page]

PLAYTEX DORADO, LLC PLAYTEX INDUSTRIES, INC. SEAMLESS TEXTILES, LLC UPCR, INC. UPEL, INC.

By:	/s/ Richard D. Moss

Name: Richard D. Moss Title: Treasurer
[Supplemental Indenture Signature Page]

BRANCH BANKING AND TRUST COMPANY as Trustee

By:	/s/ Gregory Yanok

Name: Gregory Yanok Title: Vice President
[Supplemental Indenture Signature Page]